Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of November 27, 2021, by and among Assure Holdings Corp., a Nevada corporation (the “Company”), and purchaser identified on the signature page hereto (the “Purchaser”). Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Section 1.5.

RECITALS

A.On the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the United States Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

B.The Company has authorized, upon the terms and conditions stated in this Agreement, the sale and issuance (the “Offering”) of shares of Company Common Stock (as defined in Section 1.5 hereof) (the “Shares”).

C.At the Closing (as hereinafter defined), the Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the number of Shares as hereafter specified on the signature page hereto.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I PURCHASE AND SALE

1.1Authorization of Sale of Shares. The Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, such number of Shares set forth on the signature page hereto, at a price per Share equal to $6.19 (the “Price Per Share” and the total purchase price for the Shares to be paid by such Purchaser, the “Share Purchase Price”).

1.2Closing. Subject to the terms and conditions set forth in this Agreement, the closing of the purchase and sale of the Shares to the Purchaser by the Company (the “Closing”) will occur following the satisfaction or waiver of the conditions set forth in Sections 5.1 and 5.2, or at such other time and place or on such date as the parties may agree upon (the “Closing Date”). The Closing shall take place at the offices of Dorsey & Whitney LLP, Suite 400, 1400 Wewatta Street, Denver, CO 80202, or at such other place as the parties may agree upon.

1.3Payment. On or prior to the Closing Date, (a) the Purchaser shall pay to the Company its Share Purchase Price in United States dollars and in immediately available funds, by wire transfer to the Company’s account as set forth in instructions previously delivered to the Purchaser by the Company and (b) the Company shall irrevocably instruct the Transfer Agent (as defined in Section 1.5 hereof) to deliver to the Purchaser the number of Shares set forth opposite the Purchaser’s name on the siganture page hereto, duly executed on behalf of the Company and registered in the name designated by the Purchaser as set forth on the Purchaser’s Stock Registration Questionnaire included as Exhibit A hereto.

1.4Closing Deliverables.

(a)Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)This Agreement duly executed by the Company;

(b)Purchaser. On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company, the following (the “Purchaser Documents”):

(i)this Agreement duly executed by such Purchaser;

(ii)a Stock Registration Questionnaire in the form attached hereto as Exhibit A, fully completed and duly executed by the Purchaser;

(iii)the Mandatory Private Placement Questionnaire attached hereto as Appendix I to Exhibit A, fully completed by such Purchaser;

(iv)unless the Purchaser is a director or an executive officer (as such term is defined in Rule 501(f) of Regulation D promulgated under the Securities Act) of the Company as of the Closing Date, an Qualification Statement in the form attached hereto as Exhibit B, fully completed and duly executed by such Purchaser;

(v)a Bad Actor Questionnaire in the form attached hereto as Exhibit C, fully completed and duly executed by the Purchaser; and

(vi)the Purchaser’s Share Purchase Price by wire transfer of immediately available funds in United States dollars to the account specified by the Company.

1.5Defined Terms Used in This Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York or Colorado generally are authorized or required by law or other government actions to close.

“Company Common Stock” means the Company’s common stock, par value $0.001 per share.

“Nasdaq” means The Nasdaq Capital Market or, as applicable, The NASDAQ Stock Market LLC.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Personal Information” means any information about a person (whether an individual or otherwise) required to be disclosed to a securities commission or other securities regulatory authority or stock exchange, whether pursuant to a form or request made by such commission, regulatory authority or stock exchange, and includes information contained in this Agreement (including, for greater certainty, the schedules incorporated by reference herein).

“Trading Day” means a trading day in which trading occurs on Nasdaq, the New York Stock Exchange, Inc., or the TSX Venture Exchange Inc.

“Transaction Documents” means this Agreement, the Private Placement Memorandum and the schedules and exhibits attached hereto and thereto.

“Transfer Agent” means Computershare Trust Company of Canada, the current transfer agent of the Company, with a mailing address of 510 Burrard Street, 3rd Floor, Vancouver, B.C. V6C 3B9, Canada, and any successor transfer agent of the Company.

“TSXV” means the TSX Venture Exchange. “$” means United States dollars.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:

2.1Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and as described in the Disclosure Documents (as defined in Section 2.6 below). Schedule 2.1 hereto sets forth a list of the Company’s subsidiaries. The Company is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any (i) effect on the business, operations, properties, financial condition or prospects of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole, and (ii) condition, circumstance or situation that would adversely affect the validity of the Transaction Documents or the ability of the Company to perform any of its obligations thereunder.

2.2Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform the Transaction Documents, to issue and sell the Shares to be issued by the Company in accordance with the terms hereof and to perform its obligations under the Transaction Documents. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its board of directors or stockholders is required therefor. When executed and delivered by the Company, this Agreement and the other Transaction Documents shall each constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application. The Company’s board of directors has adopted resolutions authorizing and approving the transactions contemplated by the Transaction Documents, including the issuance of the Shares to be issued by the Company pursuant to this Agreement and the other Transaction Documents and the performance by the Company of its obligations hereunder and thereunder.

2.3Issuance of Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free and clear of any preemptive or similar rights. In addition, the Shares will be free and clear of all liens, claims, charges, security interests or agreements, pledges, assignments, covenants, restrictions or other encumbrances created by, or imposed by, the Company (collectively, “Encumbrances”) and rights of refusal of any kind imposed by the Company (other than restrictions on transfer under applicable securities laws, including the Securities Act) and the holder of the Shares shall be entitled to all rights accorded to a holder of Company Common Stock.

2.4No Conflicts; Governmental Approvals. The execution, delivery and performance of the Transaction Documents by the Company, the sale and issuance of the Shares and the performance by the Company of its obligations thereunder do not and will not (i) violate any provision of the Company’s articles of incorporation or bylaws as currently in effect, (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any subsidiary is a party or by which the Company’s or any subsidiary’s properties or assets are bound, or (iii) result in a violation of any Canadian or U.S. federal, state or local statute, rule, regulation, order, judgment or decree (including Canadian and U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company or any subsidiary is bound or affected. The Company is not required under Canadian or U.S. federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or issue and sell the Shares to be issued by the Company in accordance with the terms hereof and thereof, other than filings that have been made, or consents that have been obtained, pursuant to the rules and regulations of the Nasdaq or TSXV trading markets, applicable Canadian or United States state or provincial securities laws and post-sale filings pursuant to applicable Canadian or United States federal or state securities laws which the Company undertakes to file or obtain within the applicable time periods and the filings required to be made pursuant to this Agreement.

2.5Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth on Schedule 2.5 hereto. Except as disclosed on Schedule 2.5 hereto, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities (other than the grant of additional awards under the Company’s equity incentive plans).

2.6Disclosure Documents, Financial Statements. Since December 31, 2020, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the United States Securities and Exchange Commission (the “SEC”) pursuant to the United States Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated by the SEC thereunder, the “Exchange Act”), or pursuant to applicable securities commissions or securities regulatory authorities in Canada (the “Canadian Securities Regulators”), pursuant to the reporting requirements of such Canadian Securities Regulators (the “Disclosure Documents”). At the times of their respective filing, all such Disclosure Documents complied in all material respects with the requirements of the Exchange Act or the reporting requirements of the Canadian Securities Regulators, as applicable. At the times of their respective filings, such Disclosure Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Disclosure Documents complied in all material respects with applicable requirements under the Exchange Act or the rules and regulations of the Canadian Securities

Regulators, as applicable. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

2.7Accountants. Baker Tilly US, LLC (formerly Squar Milner LLP)(the “Auditor”), as reported in the Annual Report, was, at the time such report was issued, an independent registered public accounting firm with respect to the Company and is subject to oversight by the Public Company Accounting Oversight Board. Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act and described in the Disclosure Documents, the Auditor has not engaged in any non- audit services prohibited by subsection (g) of Section 10A of the Exchange Act on behalf of the Company or its subsidiaries.

2.8Internal Controls. Except as set forth in the Disclosure Documents, the Company has established and maintains a system of internal accounting controls to provide reasonable assurances that:

(i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and

(iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since December 31, 2020, except as set forth in the Disclosure Documents, there have been no significant changes in internal controls or in other factors with respect to the Company that could significantly affect the Company’s internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

2.9Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act or by the Canadian Securities Regulators) that (A) are designed to ensure that material information required to be disclosed by the Company in the reports it files and submits in its Disclosure Documents is accumulated and communicated to the management of the Company, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the SEC; and

(C) are effective in all material respects to perform the functions for which they were established.

2.10Sarbanes-Oxley. The Company is in compliance in all material respects with all provisions currently in effect and applicable to the Company of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder or implementing the provisions thereof.

2.11No Material Adverse Change. Except as disclosed in the Disclosure Documents, since December 31, 2020, the Company has not (i) experienced or suffered any Material Adverse Effect, (ii) incurred any material liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s business or (iii) declared, made or paid any dividend or distribution of any kind on its capital stock.

2.12No Undisclosed Events or Circumstances. Except as disclosed in the Disclosure Documents, since December 31, 2020, except for the consummation of the transactions contemplated herein, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

2.13Litigation. Except as disclosed in the Disclosure Documents, no action, suit, proceeding or investigation is currently pending or, to the knowledge of the Company, has been threatened in writing against the Company that: (i) concerns or questions the validity of this Agreement; (ii) concerns or questions the right or authority of the Company to enter into the Transaction Documents and to perform its obligations thereunder; or (iii) is reasonably likely to have a Material Adverse Effect. The Company is neither a party to nor subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate that would have a Material Adverse Effect.

2.14Compliance. The Company is not in violation of any provision of the Company’s articles of incorporation or bylaws as currently in effect. Neither the Company nor any subsidiary, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it or to which it or its respective properties are subject, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all Canadian and U.S. federal, state and local laws applicable to its business, except in each case of (i), (ii) and (iii) above, for such defaults or violations as have not had, and could not reasonably be expected to have, a Material Adverse Effect, individually or in the aggregate.

2.15Listing and Maintenance Requirements. Except as set forth in the Disclosure Documents, the Company is, and has no reason to believe that it will not, upon the issuance of the Shares hereunder, continue to be, in compliance with the requirements of the Nasdaq and the TSXV trading markets for continued listing of the Company Common Stock thereon and the Company has not received any notification that, and has no knowledge that Nasdaq or the TSXV is contemplating terminating such listing. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of Nasdaq or the TSXV in any material respect.

2.16Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares, will not be required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

2.17Private Placement. Neither the Company nor its Affiliates, nor, to the Company’s knowledge, any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (as those terms are used within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares hereunder, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the sale and issuance by the Company of the Shares under the Securities Act or (iii) has issued any shares of Company Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Company Common Stock which would be integrated with the sale of the Shares to the Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of Nasdaq or the TSXV, nor will the Company or any of its Affiliates take any action or steps that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings. Assuming the accuracy of the representations and warranties of the Purchaser, the offer and sale of the Shares to be issued by the Company to the Purchaser pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. None of the Company, any of its predecessors, any director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act but excluding the underwriters, their

U.S. Affiliates, any selling group member or any person acting on any of their behalf, as to whom the Company makes no representation, warranty or covenant) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i)–(viii) under the Securities Act (a “Disqualification Event”). The Company has exercised reasonable care to determine: (i) the identity of each person that is an Issuer Covered Person; and (ii) whether any Issuer Covered Person is subject to a Disqualification Event. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the offer and sale of the Shares under the Securities Act.

2.18No Manipulation of Stock. The Company has not taken and will not take, in violation of applicable law, any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Company Common Stock.

2.19Brokers and Finders. Neither the Company nor any of the officers, directors or employees of the Company has employed any broker or finder in connection with the transaction contemplated by this Agreement.

2.20OFAC. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee, Affiliate or person acting on behalf of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

2.21Shell Company Status. The Company is not, currently, an issuer identified in Rule 144(i)(1)(i).

2.22Questionable Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any subsidiary, has on behalf of the Company or any subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets;

(d) made any false or fictitious entries on the books and records of the Company or any subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

2.23Transactions with Affiliates. Except as disclosed in the Disclosure Documents, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company or any subsidiary is presently a party to any transaction with the Company or any subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

2.24Disclosures. Neither the Company nor any Person acting on its behalf has provided the Purchaser or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby. The written materials delivered to the Purchaser in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

2.25FDA. The Company is not subject to the rules and regulations of the U.S. Food and Drug Administration.

2.26No Fiduciary. The Company acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice or other guidance provided by any Purchaser or any of its representatives and agents with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s entry into such transactions. The Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and agents.

2.27Reliance. The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Purchaser.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

The Purchaser hereby represents, warrants and covenants to the Company as follows:

3.1Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate limited liability company or limited partnership action, and no further consent or authorization of such Purchaser or its board of directors, stockholders or other governing body is required. When executed and delivered by such Purchaser, this Agreement shall constitute a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

3.2[Reserved]

3.3Purchaser Sophistication; Accredited Investor. At the time such Purchaser was offered the Shares and as of the date hereof, such Purchaser (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (b) in connection with its decision to purchase the Shares, relied only upon the Disclosure Documents, other publicly available information including the risks and uncertainties discussed in the Company’s most recent annual and quarterly reports filed with the SEC under the Exchange Act and the Canadian Securities Regulators and   available   on    the   Company’s    profiles    on   EDGAR   at    www.sec.gov   and    on    SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference, and the representations and warranties of the Company contained herein; (c) is acquiring the Shares for its own account for investment purposes only and with no present intention of distributing any of the Shares or any arrangement or understanding with any other persons regarding the distribution of the Shares in violation of the Securities Act or any applicable state securities laws; provided, however, that such Purchaser may at all times to sell or otherwise dispose of all or any part of such Shares in compliance with the Securities Act and any applicable state securities laws; and provided, that nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Shares for any period of time; (e) has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares; (f) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Shares except in compliance with the Securities Act and applicable Canadian provincial and United States state securities laws; (g) understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and any applicable state securities laws, and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares; (h) understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of such Purchaser’s investment (provided that such acknowledgment in no way diminishes the representations, warranties and covenants made by the Company hereunder); and (i) understands that neither the SEC, or any Canadian or United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

3.4Restricted Shares. Such Purchaser acknowledges that the Shares are “restricted securities” under Rule 144 of the Securities Act and must be held indefinitely unless subsequently registered under the

Securities Act or sold pursuant to an available exemption therefrom. If the Purchaser is selling the Shares pursuant to Rule 144 promulgated under the Securities Act or pursuant to another exemption from registration under the Securities Act, the Company shall have received an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company and the Transfer Agent that such sale may be made in compliance with the Securities Act (such opinion of counsel to be deemed to be delivered in connection with Rule 144 transfers made in accordance with Section 4.4 hereof). Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which provide a safe harbor for the limited resale of stock purchased in a private placement subject to the satisfaction of certain conditions (if applicable), including, among other things, the existence of a public market for the stock, the availability of certain current public information about the Company, the resale occurring after certain holding periods have been met, and for Affiliates of the Company, the sale being conducted through a “broker’s transaction” or a transaction directly with a “market maker” and the number of shares of the stock being sold during any three-month period not exceeding specified limitations. Such Purchaser further acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time such Purchaser wishes to sell the Shares and, if so, such Purchaser may be precluded from selling the Shares under Rule 144 even if the required holding period has been satisfied.
3.5Residency. Such Purchaser is a resident of or an entity organized under the jurisdiction specified below its address on the signature page hereto. The Purchaser is not a resident of or an entity organized under the laws of Canada or a jurisdiction therein.

3.6Ownership of Capital Stock. Except as disclosed in the Disclosure Documents and excluding the Shares, such Purchaser and its Affiliates beneficially own no shares of capital stock of the Company as of the date hereof.

3.7Stock Legends. Such Purchaser acknowledges that certificates evidencing the Shares shall bear restrictive legends in substantially the following form (and including related stock transfer instructions and record notations) and any other legends that may be required by the TSXV:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (D) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, AND IN CONNECTION WITH ANY SALE OR TRANSFER PURSUANT TO (C) OR (D) AS EVIDENCED BY A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE FOUR (4) MONTHS PLUS A DAY FROM [INSERT THE CLOSING DATE].

3.8No Legal, Tax or Investment Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

3.9No General Solicitation; Pre-Existing Relationship. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine, e-mail or by electronic means on the internet, or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement (as such terms are used in Regulation D under the Securities Act). Such Purchaser also represents that such Purchaser was contacted regarding the sale of the Shares by the Company (or an authorized agent or representative of the Company) with which such Purchaser had a substantial pre-existing relationship.

3.10Purchase Entirely for Own Account. The Shares to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable Canadian and U.S. federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Shares for any period of time.

3.11Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

3.12Disclosure of Information. Such Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares. Such Purchaser acknowledges receipt of copies of the Disclosure Documents (or access thereto via EDGAR or SEDAR). Neither such inquiries nor any other due diligence investigation conducted by such Purchaser shall modify, limit or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

3.13Interested Stockholders. Each Purchaser that is an “Interested Stockholder” (as such term is defined in Section 78.423 of the Nevada Revised Statutes) represents and warrants that either (a) it has been an Interested Stockholder for at least three years prior to the date hereof or (b) the transaction that resulted in such Purchaser becoming an Interested Stockholder was approved by the Company’s board of directors or a duly authorized committee thereof.

3.14No Rule 506 Disqualifying Activities. Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) under the Securities Act.

3.15Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or such Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

3.16Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Company Common Stock and other activities with respect to Company Common Stock and has not undertaken and will not undertake any actions in violation of Regulation M.

3.17Canadian Distribution. The Purchaser acknowledges that the Shares have not been qualified for distribution by a prospectus in Canada and may not be offered or sold in Canada during the course of the distribution except pursuant to a prospectus filed with a securities commission in Canada or pursuant to an exemption from the prospectus requirements.

3.18Personal Information. The Purchaser acknowledges that this Agreement requires the Purchaser to provide certain Personal Information to the Company and its agents and advisers as reasonably necessary in connection with the Offering. Such information is being collected and will be used by the Company for the purposes of completing the Offering of the Shares, which includes, without limitation, determining the Purchaser’s eligibility to purchase the Shares under applicable Canadian and U.S. securities laws and completing filings required by the applicable securities commission or other securities regulatory authority. The Purchaser agrees that the Purchaser’s Personal Information may be disclosed by the Company to: (i) stock exchanges and applicable securities regulatory authorities, including the applicable securities commission; (ii) the Company’s Transfer Agent; (iii) the applicable taxing authorities; and (iv) any of the other parties involved in the proposed Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing and delivering this Agreement, the Purchaser consents to the foregoing collection, use, and disclosure of the Purchaser’s Personal Information. The Purchaser also consents to the filing of copies or originals of any of the Purchaser Documents described in Section 1.4(b) hereof as may be required to be filed with any stock exchange or securities commission in connection with the transactions contemplated hereby.

ARTICLE IV COVENANTS OF THE PARTIES

4.1Further Transfers. Each Purchaser covenants that the Shares will only be sold, offered for sale, pledged, loaned, or otherwise disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, the Company may require such Purchaser to provide to the Company an opinion of counsel of recognized standing, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration under the Securities Act (such opinion of counsel to be deemed to be delivered in connection with Rule 144 transfers made in accordance with Section 4.4 hereof).

4.2No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares pursuant to this Agreement in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that will be integrated with the offer or sale of the Shares pursuant to this Agreement for purposes of the rules and regulations of Nasdaq or the TSXV such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction. The Purchaser shall take no action to become a group such that any transactions contemplated by this Agreement would require shareholder approval prior to Closing.

ARTICLE V CONDITIONS TO CLOSING

5.1Conditions Precedent to the Obligations of the Purchaser. The obligation of the Purchaser to acquire the Shares at the Closing is subject to the satisfaction or waiver by the Purchaser, at or before the Closing, of each of the following conditions:

(a)Representations and Warranties. The representations and warranties of the Company contained in Article II shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Article II hereof not qualified as to materiality shall be true and correct in all material respects as of the date hereof and the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b)Performance. The Company shall have performed and complied, in all material respects, with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing, including, without limitation, the delivery by the Company of the items contemplated by Section 1.4(a).

(c)No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)No Nasdaq or TSXV Objection. Neither Nasdaq nor the TSXV shall have raised any objection to the consummation of the transactions contemplated by the Transaction Documents in the absence of stockholder approval of such transactions.
(e)Approval of TSXV. The TSXV shall have conditionally approved the issuance of the Shares.

5.2Conditions Precedent to the Obligations of the Company. The obligation of the Company to issue the Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)Representations and Warranties. The representations and warranties of the Purchaser contained in Article III shall be true and correct in all respects as of the Closing (unless as of a specific date therein in which case they shall be accurate as of such date).

(b)Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing, including, without limitation, the delivery by the Purchaser of the items contemplated by Section 1.4(b).

(c)No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)No Nasdaq or TSXV Objection. Neither Nasdaq nor the TSXV shall have raised any objection to the consummation of the transactions contemplated by the Transaction Documents in the absence of stockholder approval of such transactions.

(e)Approval of TSXV. The TSXV shall have conditionally approved the issuance of the Shares.

ARTICLE VI TERMINATION

6.1 Termination. In addition to the provisions of Section 7.6, in the event that the Closing shall not have occurred with respect to the Purchaser on or before ten (10) Business Days from the date hereof due to the Company’s or the Purchaser’s failure to satisfy the conditions set forth in Section 5 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

ARTICLE VII MISCELLANEOUS

7.1Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the Closing and the delivery of the Shares.

7.2No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’ fee or commission in connection with this transaction. The Company agrees to indemnify and to hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible. The Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible.

7.3Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

7.4Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.5Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section 7.5 prior to 4:00 p.m. (Eastern time) on a Trading Day,

(b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 4:00 p.m. (Eastern time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth below, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person:

If to the Company:	Assure Holdings Corp. 4600 South Ulster Street, Suite 1225 Denver, CO 80237 Attention: Mr. John Allen Farlinger, Chairman & CEO Email: john.farlinger@assureiom.com Fax No.:

with copies (which copies shall not constitute notice to the Company) to:	Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, CO 80202 Attention: Kenneth G. Sam, Esq. Email: sam.kenneth@dorsey.com Fax No.: (416) 367-7371
If to the Purchaser:	To the addresses as set forth on the signature page hereto.

7.6Amendments; Waivers. This Agreement and any term hereof may be amended, terminated or waived only with the written consent of the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.7Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.8Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser; provided, however, that no such consent shall be required in connection with any assignment (i) occurring by operation of law in connection with any merger or consolidation to which the Company is a party, (ii) in connection with the acquisition of all or substantially all of the assets of the Company or (iii) any other similar business combination transaction involving the Company. The Purchaser may assign its rights under this Agreement in connection with the sale or transfer of some or all of its Shares; provided, that (i) as a condition of such sale or transfer, such transferee agrees in writing to be bound by all of the terms and conditions of this Agreement as a party hereto and (ii) such sale or transfer shall have been made in accordance with the applicable securities laws.

7.9Persons Entitled to Benefit of Agreement. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.10Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the conflict of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. If any party hereto shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.11Counterparts; Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.12Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intentions of the parties as nearly as may be possible, and (b) the parties shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of such provision(s) in this Agreement.

7.13Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Company Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Company Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

[Signature pages to follow]

20

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY:

ASSURE HOLDINGS CORP.
By: /s/ John Farlinger
Name: John Farlinger
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

By:
Name:
Title:
Number of Shares Purchased:_____________ Address for Notice:

Telephone No.:
Facsimile No.:
E-mail Address:
Attention:

[Signature Page to Securities Purchase Agreement]

Exhibit A

STOCK REGISTRATION QUESTIONNAIRE

Appendix I to Exhibit A

Mandatory Private Placement Questionnaire

Exhibit B

QUALIFICATION QUESTIONNAIRE

Exhibit C

“BAD ACTOR” QUESTIONNAIRE FORM

Rule 506 Disqualification Event Questionnaire